UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):    March 1, 1999



                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



           TEXAS                     1-10560                  74-2211011
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)            File Number)            Identification No.)



      3000 TECHNOLOGY DRIVE, ANGLETON, TEXAS             77515
      (Address of principal executive offices)         (Zip code)


      Registrant's telephone number, including area code:  (409) 849-6550

ITEM 5.     OTHER EVENTS.

            On March 1, 1999 Benchmark Electronics, Inc. ("Company") and its subsidiary BEI Electronics Ireland Limited ("BEI Ireland") completed the previously announced purchase of certain inventory and equipment from Stratus Computer Ireland ("Stratus"), a subsidiary of Ascend Communications, Inc. ("Ascend"). In consideration of the assets, BEI Ireland paid $48 million, an amount representing the estimated book value of the assets being purchased as of the closing date. The amount of the closing date payment is subject to adjustment to actual book value within 60 days of closing.

            After the purchase, Benchmark will provide systems integration and testing services to both Ascend and Stratus Holdings Limited, the former Enterprise Computer Division of Stratus Computer Inc. being divested by Ascend, for a three year period. In connection with the closing BEI Ireland has hired 260 employees of Stratus.

            Financing for the purchase was provided by a group of banks led by Chase Bank Texas, N.A., as administrative agent (the "Agent"), pursuant to an Amended and Restated Credit Agreement dated February 26, 1999 between the Company, the Agent and certain other financial institutions (the "Credit Agreement"). The Credit Agreement establishes a $105 million credit facility in favor of the Company, of which $40 million is a term loan and $65 million is a revolving credit facility. The Credit Agreement replaces the Company's former $65 million facility dated February 23, 1998, of which $25 million had been a revolving credit facility and $40 million had been a term loan.

            The term loan portion of the Credit Agreement, which was carried forward from the Company's former credit agreement, matures March 31, 2003. Principal on the term loan is payable in quarterly installments of $2.0 million and payments commenced June 30, 1998. The term loan bears interest, at the Company's option, at either the Agent's Eurodollar rate plus .875% to 1.625%, or its prime rate, and is payable quarterly. The margin on the Eurodollar rate is determined by reference to the Company's ratio of debt to earnings before taxes, depreciation and amortization ("EBITDA"), and increases from .875% (when the debt ratio is less than 1.00) to 1.625% (when the debt ratio is equal to or greater than 2.00). Currently, $24 million is outstanding under the term loan, bearing interest at rates ranging from 6.25% to 7.75% per annum.

            The revolving loan portion of the Credit Facility matures March 31, 2004. The Company is entitled to borrow under the revolving credit portion of the Credit Agreement an amount equal to the lesser of $65 million or the sum of 75% of its eligible accounts receivable and 25% of its eligible inventories. Interest on revolving credit borrowings is payable quarterly. Revolving credit borrowings bear interest, at the Company's option, at either the Agent's Eurodollar rate plus a margin of .875% to 1.625%, or its prime rate. The margin on the Eurodollar rate applicable to revolving credit loans is determined by reference to the Company's ratio of debt to EBITDA, in the


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
same manner as the term loan. Currently, $25 million in revolving loans is outstanding under the Credit Agreement, bearing interest at rates ranging from 6.25% to 6.375% per annum.

            The Credit Agreement contains numerous affirmative and negative business and financial covenants affecting the operation of the Company. These covenants require, among other things, that the Company within 45 days of closing pledge as security for the loan 65% of the ownership interest of BEI Ireland. These covenants also require that the Company maintain certain financial ratios, including (a) Consolidated Tangible Net Worth (as defined) for each fiscal year beginning in 1998 of at least the sum of $60 million, plus 50% of the Company's Consolidated Net Income (as defined) after December 31, 1997, and plus 75% of the net proceeds from the issuance of equity securities, (b) a Current Ratio (as defined) of more than 1.50 to 1.00 at any time, (c) a Fixed Charge Coverage Ratio (as defined) of at least 1.10 to 1.00 as of the end of each period, (d) a Debt Ratio (as defined) of less than 2.5 to 1.0 through December 31, 2000, and 2.0 to 1.0 for each period thereafter, and (e) an Interest Coverage Ratio (as defined) of at least 2.5 to 1.0 as of the end of each period. The Credit Agreement also restricts without the consent of the lenders the incurrence of additional indebtedness, the creation of liens on assets of the Company and the payment of dividends and other Restricted Payments (as defined) unless, at the time of the payment and after giving effect thereto the Company is not in default and the total amount of such payments after January 1, 1998 is less than the sum of $5.0 million plus Consolidated Net Income from January 1, 1998.

            If the Company fails to comply with the payment and other terms of the Credit Agreement, then an event of default would occur under the Credit Agreement subject, as to certain provisions to notice and an opportunity to cure the default. In addition, the Credit Agreement provides that (a) the occurrence of a default under other indebtedness of the Company exceeding $2.5 million in amount and (b) the occurrence of a "Change of Control" of the Company also constitute an event of default. A "Change of Control" shall have occurred if any person becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all outstanding voting stock of the Company.

      This report contains certain forward-looking statements regarding the Company's business operations. The words "expect," "estimate," "anticipate," "predict," and similar expressions are intended to identify these forward-looking statements. Such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions and customer actions discussed in the Company's filings with the Securities and Exchange Commission, and the risk of receipt of government approvals and the satisfaction of the other conditions to closing the transaction. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.


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
ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

            The following materials are filed as exhibits to this Current Report on Form 8-K.

      EXHIBIT
      NUMBER                  DESCRIPTION
     ---------               -------------
        2.1                   Purchase and Sale Agreement by and between
                              Stratus Computer Ireland, Ascend
                              Communications, Inc., BEI Electronics
                              Ireland Limited and Benchmark Electronics,
                              Inc. dated January 22, 1999. (Incorporated by reference to the Company's Current Report on Form 8-K dated January 22, 1999 filed
                              February 5, 1999.)

      10.1 Amended and Restated Credit Agreement dated as of February 26, 1999 among Benchmark Electronics, Inc., and Chase Bank of Texas, N.A., as Administrative Agent, and the Financial Institutions named therein.



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
                                S I G N A T U R E

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BENCHMARK ELECTRONICS, INC.


Dated: March 12, 1999               By: /s/ DONALD E. NIGBOR
                                            Donald E. Nigbor
                                            President




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
                                  EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
2.1                     Purchase and Sale Agreement by and between Stratus
                        Computer Ireland, Ascend Communications, Inc., BEI
                        Electronics Ireland Limited and Benchmark Electronics,
                        Inc. dated January 22, 1999. (Incorporated by reference to the Company's Current Report on Form 8-K dated
                        January 22, 1999 filed February 5, 1999.)

10.1 Amended and Restated Credit Agreement dated as of February 26, 1999 among Benchmark Electronics, Inc., and Chase Bank of Texas, N.A., as Administrative Agent, and the Financial Institutions named therein.



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